Filed Pursuant to Rule 424(b)(3)

Registration No. 333-268603

PROSPECTUS SUPPLEMENT NO. 4

(to Prospectus dated March 29, 2024)

Scilex Holding Company

Up to 71,459,469 Shares of Common Stock

Up to 11,003,988 Shares of Common Stock Issuable Upon the Exercise of Warrants

Up to 5,490,617 Warrants

This prospectus supplement supplements the prospectus dated March 29, 2024 (the “Prospectus”), which forms a part of our registration statement on Form S-1 (No. 333-268603) for which Post-Effective Amendment No. 2 was filed with the Securities and Exchange Commission on March 27, 2024 and declared effective by the Securities and Exchange Commission on March 29, 2024. This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 12, 2024 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of 11,003,988 shares of our common stock, par value $0.0001 per share (“Common Stock”), issuable upon the exercise of (i) 4,104,000 private placement warrants (the “Private Warrant Shares”) originally sold in a private placement at a price of $0.75 per warrant in connection with the initial public offering of Vickers Vantage Corp. I (“Vickers”) (and a portion of which were subsequently transferred to Sorrento Therapeutics, Inc. (“Sorrento”) at no cost in connection with the Business Combination (as defined below)) (the “Private Warrants”) and (ii) 6,899,988 public warrants (the “Public Warrant Shares”) originally sold to the public investors in connection with the initial public offering of units of Vickers (the “Public Warrants” and together with the Private Warrants, the “Warrants”) at a price of $10.00 per unit, with each unit consisting of one ordinary share of Vickers and one-half of one warrant to purchase one ordinary share of Vickers. As previously disclosed in prospectus supplement no. 16 to the Prospectus, filed with the Securities and Exchange Commission on October 6, 2023, Sorrento subsequently sold (a) 60,068,585 shares of Common Stock; (b) 29,057,097 shares of Series A Preferred Stock; and (c) warrants exercisable for 4,490,617 shares of Common Stock, in each case to us by delivery of such purchased securities to SCLX Stock Acquisition JV LLC, a Texas limited liability company (“SCLX JV”) and our indirect wholly-owned subsidiary, of which warrants exercisable for 4,000,000 shares of Common Stock were subsequently transferred by SCLX JV to Oramed Pharmaceuticals, Inc., a Delaware corporation (“Oramed”).

Each Warrant entitles the holder thereof to purchase one share of our Common Stock at a price of $11.50 per share. We will not receive the proceeds from the resale of the Private Warrant Shares or the Public Warrant Shares hereunder; however, we will receive the proceeds from any exercise of the Private Warrants and the Public Warrants.

The Prospectus and this prospectus supplement also relates to the offer and sale from time to time by:

(a) the selling stockholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Stockholders”) of up to an aggregate of 71,459,469 shares (the “Resale Shares”) of our Common Stock, consisting of:

(i) up to 3,983,057 shares of Common Stock (the “Sponsor Shares”) held by Vickers Venture Fund VI Pte Ltd, Vickers Venture Fund VI (Plan) Pte Ltd, Pei Wei Woo, Suneel Kaji and Steve Myint (collectively, the “Sponsors”), comprised of 3,450,000 shares that were issued on November 9, 2022 upon conversion of the same number of our former ordinary shares (initially acquired by the Sponsors prior to the initial public offering of units of Vickers Vantage Corp. I at a purchase price of $0.007 per ordinary share) in connection with the Domestication and the Business Combination (each as defined below) and 533,057 shares that were also issued on November 9, 2022 upon the contribution of certain indebtedness by Vickers Venture Fund VI Pte Ltd and Vickers Venture Fund VI (Plan) Pte Ltd at a contribution value of $10.00 per share, in connection with the Business Combination pursuant to a debt contribution agreement;

(ii) up to 61,985,795 shares of Common Stock (the “Merger Shares”) issued to Sorrento on November 10, 2022 in connection with the Business Combination at an equity consideration value of $10.00 per share, of which 60,068,585 are now held by SCLX JV;

(iii) up to 4,104,000 Private Warrant Shares issuable to certain Selling Securityholders upon the exercise of the Private Warrants at an exercise price of $11.50 per share; and

(iv) up to 1,386,617 Public Warrant Shares issuable to certain Selling Securityholders upon the exercise of the Public Warrants at an exercise price of $11.50 per share; and

(b) the selling warrantholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Warrantholders” and, together with the Selling Stockholders, the “Selling Securityholders”) of up to 4,104,000 Private Warrants (which were originally issued at a price of $0.75 per Private Warrant, of which 3,104,000 were transferred from the Sponsors to Sorrento at no cost in connection with the Business Combination), and 1,386,617 Public Warrants (which were acquired by Sorrento in open-market purchases at a weighted average purchase price of $0.3078 per Public Warrant). Sorrento subsequently transferred 4,490,617 warrants held by it to SCLX JV, of which 4,000,000 warrants were subsequently transferred by SCLX JV to Oramed.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “SCLX”. On June 11, 2024, the last reported sales price per share of our Common Stock was $1.33. Our Public Warrants are listed on the Nasdaq Capital Market under the symbol “SCLXW.” On June 11, 2024, the closing sale price per warrant of our Public Warrants was $0.28.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

See the section entitled “Risk Factors” beginning on page 14 of the Prospectus as well as risks and uncertainties described under similar headings in any amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 12, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2024

SCILEX HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-39852	92-1062542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 San Antonio Road, Palo Alto, California, 94303

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (650) 516-4310

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SCLX	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	SCLXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Commitment Letter

On June 11, 2024, Scilex Holding Company (the “Company”) entered into that certain Commitment Side Letter (the “Commitment Letter”) with FSF 33433 LLC (“Lender”), pursuant to which Lender committed to provide the Company a loan (the “Loan”) in the aggregate principal amount of $100 million (the “Commitment Amount”), subject to the terms and conditions contained in the Commitment Letter and to the terms to be agreed in the definitive documents to be entered into by the Company and Lender.

The Commitment Amount shall be payable as follows: (i) $85 million no later than the date that is 70 days following the date on which the Company receives the Deposit (as defined below) (the “Outside Date” and the funding of the initial $85 million, the “Initial Closing”) and (ii) the remaining $15 million within 60 days following the Initial Closing (the funding of the second $15 million, the “Second Closing”).

Pursuant to the Commitment Letter, Lender is required to provide the Company a non-refundable deposit in immediately available funds in the aggregate principal amount of $10 million (the “Deposit” and the date on which such funds are fully received, the “Deposit Date”), which amount will be creditable towards the $85 million required to be funded by Lender at the Initial Closing. On the Deposit Date, the Company will issue to Lender a warrant to purchase up to an aggregate of 3,250,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (subject to adjustment for any stock dividend, stock split, reverse stock split or similar transaction) (the “Deposit Warrant”), with an exercise price of $1.20 per share (the “Warrant Exercise Price”). The Deposit Warrant will expire five years from the date of issuance. If the Initial Closing does not occur on or prior to the Outside Date, the Deposit shall automatically convert into an unsecured loan on the first day after the Outside Date. Within five days after such automatic conversion occurs, the Company shall issue a promissory note (the “Unsecured Promissory Note”) to Lender to evidence such unsecured loan, which Note shall be unsecured, have a maturity date of five years after the date of the Unsecured Promissory Note and be prepayable without premium or penalty. The Unsecured Promissory Note shall bear interest, payable quarterly in arrears, in an amount equal to the Unsecured Applicable Interest Amount (as defined in the Commitment Letter) for such period based on the actual number of days elapsed while principal is outstanding.

It is contemplated by the Commitment Letter that the Company and Lender will enter into definitive documents with respect to the Loan on terms to be mutually agreed in good faith. If such definitive documents are entered into on or before the Outside Date, the Company agreed to issue to Lender (i) at the Initial Closing, a warrant to purchase up to an aggregate of 24,375,000 shares (subject to adjustment for any stock dividend, stock split, reverse stock split or similar transaction) of Common Stock (the “Initial Closing Warrant”), and (ii) at the Second Closing, a warrant to purchase up to an aggregate of 4,875,000 shares (subject to adjustment for any stock dividend, stock split, reverse stock split or similar transaction) of Common Stock (the “Second Closing Warrant” and together with the Initial Closing Warrant and the Deposit Warrant, the “Warrants”), each to have an exercise price equal to the Warrant Exercise Price. The Initial Closing Warrant and the Second Closing Warrant will expire five years from the date of issuance. To evidence the Loan, the Company agreed to issue to Lender a Senior Secured Promissory Note (the “Secured Promissory Note”), which shall have a maturity date of five years after the date of issuance. The Secured Promissory Note shall bear interest, payable quarterly in arrears, in an amount equal to the Secured Applicable Interest Amount (as defined in the Commitment Letter) for such period, based on the actual number of days elapsed, while principal is outstanding, subject to certain conditions.

The foregoing summary of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

2

The Warrants

Once issued, the Deposit Warrant will be immediately exerciseable and will expire on the fifth anniversary of the date of issuance.

The exercise price of Deposit Warrant will be $1.20 per share, subject to adjustment as provided therein. The exercise price and number of shares of Common Stock issuable upon the exercise of the Deposit Warrant will be subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar transaction, as described in the Deposit Warrant; provided that there shall not be any adjustment to the exercise price of the Warrant in the event the Company combines (by combination, reverse stock split or otherwise) its Common Stock into a smaller number of shares. Pursuant to the terms of the Deposit Warrant, the Company will agree to prepare and file one or more registration statements on Form S-3 with the Securities and Exchange Commission (the “SEC”) for the purpose of registering for resale any shares of Common Stock issuable upon exercise of the Deposit Warrant. Unless otherwise agreed by the parties, the Company is required to file a registration statement with the SEC within 30 days of the date on which the Deposit Warrant was issued to Lender to register the resale of the Common Stock issuable upon exercise of the Deposit Warrant.

The Company anticipates that the terms and conditions of the Initial Closing Warrant and the Second Closing Warrant will be substantially similar to those of the Deposit Warrant.

The foregoing summary of the Deposit Warrant does not purport to be complete and is qualified in its entirety by reference to the full text thereof, a copy of the form of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 regarding the Commitment Letter is hereby incorporated by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 regarding the Loan, the Unsecured Promissory Note, the Secured Promissory Note and the Warrants is hereby incorporated by reference. The Deposit Warrant will be issued to Lender in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. To the extent the Company issues to Lender (i) the Unsecured Promissory Note, or (ii) (a) the Secured Promissory Note, (b) the Initial Closing Warrant and (c) the Second Closing Warrant, such notes and warrants will also be issued to Lender in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder.

Lender has represented to the Company that it is an “accredited investor,” as defined in Regulation D, and will acquire the Deposit Warrant for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The definitive documents in respect of the Unsecured Promissory Note (if issued), the Loan for the full Commitment Amount, the Secured Promissory Note, the Initial Closing Warrant and the Second Closing Warrant will contain similar representations of Lender.

Except for the registration rights contemplated by the Deposit Warrant, to the extent the Company issues any of the above referenced notes or warrants to Lender, such notes and warrants and the shares of Common Stock issuable upon exercise of such warrants will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the Commitment Letter is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3

Exhibit Number	Description

4.1	Form of Warrant to Purchase Common Stock.

10.1	Commitment Side Letter, dated June 11, 2024, by and between Scilex Holding Company and FSF 33433 LLC.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

Date: June 12, 2024

5

Exhibit 4.1

FORM OF WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT; OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.

SCILEX HOLDING COMPANY

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Date of Issuance: [____], 2024 (“Issuance Date”)

Scilex Holding Company, a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FSF 33433 LLC, the registered holder hereof or its assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), at any time or times on or after [__], 2024 (the “Vesting Date”), but in any case not after 11:59 p.m., New York time, on the Expiration Date (as defined below), 3,250,000 (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (such shares of Common Stock, the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the respective meanings set forth in Section 17. This Warrant is being issued pursuant to that certain Commitment Letter, dated [___], 2024, by and between the Company and the Holder (as amended from time to time in accordance with its terms, the “Commitment Letter”) and Section 4(a)(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder. For avoidance of doubt, this Warrant, to the extent not fully exercised by such time, shall be deemed terminated and be of no further force or effect as of 11:59 p.m., New York time, on the Expiration Date.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(d)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date (an “Exercise Date”), as to all or any portion of the Warrant Shares, by delivery (whether via electronic mail or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant, the Holder shall deliver payment to the Company of an amount equal to (i) the Exercise Price in effect on the date of such exercise multiplied by (ii) the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”), which amount shall be delivered solely in the form of cash or via wire transfer of immediately available funds. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant (for the avoidance of doubt, containing the same terms, rights and conditions, as would be contained in a Warrant issued in compliance with Section 7(d)) evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof.

On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Exercise Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date on which the Company has received such Exercise Notice (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program (“FAST”) and the Company is not otherwise prohibited from delivering the Warrant Shares electronically without any restrictive legend pursuant to applicable securities laws upon advice of counsel, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in FAST and the Company is otherwise unable to deliver the Warrant Shares electronically without any restrictive legend pursuant to applicable securities laws upon the advice of counsel, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate (which may be an electronic book entry statement), registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates (or electronic book entry statements) evidencing such Warrant Shares (as the case may be).

The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

Notwithstanding that the Holder shall not be required to deliver or submit this Warrant in order effectuate an exercise, if the original of this Warrant is submitted in connection with an exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant is greater than the number of Warrant Shares being acquired upon such exercise and submission of this Warrant to the Company by the Holder, then, the Company shall as soon as practicable and in no event later than two (2) Business Days after such exercise and submission and at the Company’s own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase a number of Warrant Shares equal to (i) the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such exercise under this Warrant, less (ii) the number of Warrant Shares with respect to which this Warrant is so exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the assignment form attached hereto as Exhibit C (the “Assignment Form”) duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $1.20, subject to adjustment as provided herein.

(c) Payment of Exercise Price. The Exercise Price shall be delivered by the Holder to the Company solely in the form of cash or via wire transfer of immediately available funds.

(d) Beneficial Ownership. The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to the exercise set forth on the applicable Exercise Notice, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties, and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this

Section 1(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 1(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether this Warrant may be exercised (in relation to other securities owned by the Holder together with any Affiliates or Attribution Parties) and which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.

In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1(d) in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding (as defined under Section 13(d) of the Securities Act) immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1(d). Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. If the exercise of the Warrant into Common Stock would otherwise result in the Holder exceeding the Beneficial Ownership Limitation, the Company will only exercise up to that number of shares that would amount to the Holder reaching the Beneficial Ownership Limitation and the balance will be held in abeyance by the Company until such shares can be delivered to the Holder without exceeding the Beneficial Ownership Limitation.

(e) Reservation of Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this

Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

2. WARRANT ADJUSTMENTS. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. Without limiting any provision of Section 3 or Section 4, if the Company, at any time on or after the Issuance Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock or (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.1Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event. For the avoidance of doubt, and notwithstanding anything to contrary contained herein or the other Transaction Documents, in no event shall there be any adjustment to the Exercise Price if the Company combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares.

(b) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (ii) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

[1]	Note to Holder: The deleted language around the proportionate adjustment is addressed in paragraph (c) below.

(c) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 2, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein). For the avoidance of doubt, and notwithstanding anything to the contrary contained herein or the other Transaction Documents, in no event shall there be any adjustment to the Exercise Price if the Company combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares.

(d) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of Common Stock.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 or Section 4, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time on or after the Vesting Date, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution at that time to the extent of the Beneficial Ownership Limitation (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. During such time as this Warrant is outstanding and in addition to any adjustments pursuant to Sections 2 or 3 above, if, at any time on or after the Vesting Date,

the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Beneficial Ownership Limitation (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Beneficial Ownership Limitation, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Fundamental Transactions. During such time as this Warrant is outstanding, the Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant other than the limitation on exercise prior to the Vesting Date) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on a Trading Market.

Upon the consummation of each Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall expressly assume in writing all of the obligations of the Company under this

Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of each Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant other than the limitation on exercise prior to the Vesting Date), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(d) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit the Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant other than the limitation on exercise prior to the Vesting Date). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(c) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant other than the limitation on exercise prior to the Vesting Date (provided that the Holder shall continue to be entitled to the benefit of the Beneficial Ownership Limitation, applied however with respect to shares of capital stock registered under the Exchange Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company shall (a) not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect and (b) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant.

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights (except as provided herein as a contractual right of the Holder in its capacity as a holder of this Warrant), or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders; provided, however, that the Company shall not be obligated to provide such notice or information if it is filed with the Commission through the EDGAR system and available to the public through the EDGAR system.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. This Warrant may be offered for sale, sold, transferred or assigned by the Holder with the prior written consent of the Company. If this Warrant is to be transferred, and the Company has provided its written consent to such transfer, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered to the transferee of the Holder (or, if there are multiple transferees, new Warrants to each such transferee) or as the Holder otherwise directs, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant (whether to the Holder or a transferee thereof), such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same terms, rights and conditions as this Warrant.

8. REPRESENTATIONS AND WARRANTIES OF THE HOLDER. The Holder, for itself and for no other holder, hereby represents and warrants as of the date hereof to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organizations; Authority. The Holder is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware with full and unrestricted requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Holder of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Holder. Each Transaction Document to which it is a party has been duly executed by the Holder, and when delivered by the Holder in accordance with the terms hereof, will constitute its valid and legally binding obligation, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.

(b) Own Account. The Holder understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities Law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities Law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities Law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities Law (this representation and warranty not limiting the Holder’s right to sell the Securities otherwise in compliance with applicable federal and state securities Laws). The Holder is acquiring the Securities hereunder in the ordinary course of its business.

(c) Status. At the time the Holder was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any portion of the Warrant it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act.

(d) General Solicitation. The Holder is not, to its knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to its knowledge, any other general solicitation or general advertisement.

(e) Acknowledgement. The Holder represents to the Company that its decision to enter into this Warrant and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Holder and its representatives.

(f) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Holder has not, nor has any Person acting on behalf of or pursuant to any understanding with the Holder, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Holder first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to the Holder’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Holder has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for the Holder (or its broker or other financial representative) to effect Short Sales or similar transactions in the future.

9. OTHER AGREEMENTS OF THE PARTIES.

(a) Transfer Restrictions.

(i) The Securities may only be disposed of in compliance with applicable state and federal securities Laws. In connection with any transfer of Securities other than pursuant to Rule 144 under the Securities Act (“Rule 144”), to the Company or to an Affiliate of the Holder, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Warrant applicable to the Securities to be transferred thereto and shall have the same rights and obligations as the Holder under this Warrant. The Holder agrees to the imprinting of a legend on any of the Securities substantively in the following form:

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE/ THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. [THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.]

(ii) If any Warrant is exercised at a time when the Warrant Shares issuable thereunder may be sold without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Warrant Shares shall be issued free of all legends.

(b) Furnishing of Information; Public Information. Until the earlier of the time that (i) the Holder does not own Securities or (ii) the Warrant has expired, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(c) Securities Laws Disclosure; Publicity. The Company shall file a Current Report on Form 8-K with the Commission within the time and if required by the Exchange Act. The Company and the Initial Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor the Holder shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Holder, or without the prior consent of the Holder, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by Law (and, for the avoidance of doubt, nothing in this Warrant or the other Transaction Documents shall restrict the parties’ ability to file any public filing that it deems reasonably necessary to comply with applicable Laws), in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication; provided that such notice will not be required for information previously disclosed in the SEC Reports or in any press release. Each party is permitted to name the other party in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the other party.

(d) Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Holder is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Holder could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Holder.

(e) Reservation and Listing of Warrant Shares.

(i) The Company shall maintain a reserve equal to the aggregate number of Warrant Shares from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(ii) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the aggregate number of Warrant Shares subject to outstanding Warrants on such date, then the board of directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the aggregate number of Warrant Shares subject to outstanding Warrants at such time, as soon as possible and in any event not later than the 75th day after such date.

(iii) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering the Warrant Shares on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Initial Purchaser evidence of such listing or quotation and (iv) maintain the listing or quotation the Warrant Shares on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

(f) Certain Transactions and Confidentiality. The Holder, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Warrant and ending at such time that the transactions contemplated by this Warrant are first publicly announced pursuant to the initial press release. The Holder covenants that until such time as the transactions contemplated by this Warrant are publicly disclosed by the Company pursuant to the initial press release, the Initial Purchaser will maintain the confidentiality of the existence and terms of this transaction (other than as disclosed to its legal and other representatives). Notwithstanding the foregoing, and notwithstanding anything contained in this Warrant to the contrary, the Company expressly acknowledges and agrees that (i) the Holder makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Warrant are first publicly announced pursuant to the initial press release, (ii) the Holder shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities Laws from and after the time that the transactions contemplated by this Warrant are first publicly announced pursuant to the initial press release.

10. NOTICES.

(a) Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (i) the time of transmission, if such notice or communication is delivered via email attachment at the email address set forth in this Section 10(a) at or prior to 5:30 p.m. (New York time) on a Trading Day, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment as set forth in this Section 10(a) on a day that is not a Trading Day or later than 5:30 p.m. (New York time) on any Trading Day, (iii) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth in this Section 10(a). Each party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party.

To the Company:

960 San Antonio Rd.,

Palo Alto, CA 94303

Attention: Stephen Ma

Telephone: (650) 516-4310

Email: sma@scilexholding.com

With a copy to (which shall not constitute notice):

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Elizabeth Razzano

Telephone: (650) 320-1895

E-mail: elizabethrazzano@paulhastings.com

To the Holder:

(b) The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than the issuance of shares of Common Stock upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s), (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction.

11. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(d)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

12. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

13. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 10(a) and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, and any appellate court therefrom, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

14. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

15. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant. The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax (other than income tax) which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

16. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (b) there occurs any bankruptcy, reorganization, receivership of the company or other proceedings affecting company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

17. CERTAIN DEFINITIONS. THE FOLLOWING TERMS USED IN THIS WARRANT SHALL HAVE THE FOLLOWING MEANINGS:

(a) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

(b) “Bid Price” means, for any security as of the particular time of determination, the bid price for such security on the Trading Market as reported by Bloomberg as of such time of determination, or, if the Trading Market is not the principal securities exchange or trading market for such security, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(c) “Bloomberg” means Bloomberg, L.P.

(d) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

(e) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Trading Market for such security, as reported by Bloomberg, or, if the Trading Market for such security begins to operate on an extended hours basis and does not designate the closing trade price then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Trading Market for such security is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such period.

(f) “Commission” means the United States Securities and Exchange Commission.

(g) “Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class or series of capital stock or equity interests into which such common stock shall have been changed, converted, exchanged or reclassified following the date hereof.

(h) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(j) “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Trading Market (a “Holiday”), the next date that is not a Holiday.

(k) “Fundamental Transaction” means, other than with respect to any spin-off by the Company of any one or more of its Subsidiaries (whether by dividend or other distribution), (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(l) “Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

(m) “Law” means applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, other applicable laws, statutes, ordinances, rules, regulations, judgments, injunctions, orders and decrees of general application.

(n) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(o) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on a Trading Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(p) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(q) “SEC Reports” all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, as the case may be, including pursuant to Section 13(a) or 15(d) thereof, since December 31, 2023.

(r) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(s) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(t) “Securities” means the Warrant and the Warrant Shares.

(u) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(v) “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

(w) “Trading Day” means any day on which the principal Trading Market is open for trading.

(x) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

(y) “Transaction Documents” means this Warrant, the Commitment Letter and any other agreements, documents or instruments entered into in connection with the transactions contemplated by such documents.

(z) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York time) to 4:02 p.m. (New York time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

18. REGISTRATION AND CERTAIN OTHER RIGHTS.

(a) Definitions. The following definitions will apply to this Section 18.

(i) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any other Registration Statement under the Securities Act that permits incorporation of substantial information by reference to other documents filed by the Company with the Commission (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith).

(ii) “Holder Indemnitee” means: (A) the Holder; (B) the Holder’s current and future Affiliates; (C) the representatives of the Holder; and (D) the respective successors and assigns of the Persons referred to in clauses “(A),” “(B),” and “(C)” above.

(iii) “Permitted Transferee” means (A) with respect to the Holder if such Holder is a natural Person, (1) any member of the Holder’s immediate family (which shall include any spouse, lineal ancestor or descendant or sibling) or a trust for the exclusive benefit of, or any Person all of the equity interests of which are owned by, the Holder’s immediate family, or (2) a trust in respect of which the Holder serves as trustee or (B) with respect to any Holder who is a trust, any Person who is a beneficiary of such trust or a majority of the equity interests of which are beneficially owned by such trust, provided that in each case the Permitted Transferee executes a counterpart signature page to this Warrant, pursuant to which such Permitted Transferee agrees to be bound by the terms of this Section 18.

(iv) “Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

(v) “Register,” “registered,” and “registration” shall refer to a registration under the Securities Act effected by preparing and filing (A) a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such Registration Statement or (B) a prospectus and/or prospectus supplement in respect of an appropriate effective Registration Statement on Form S-3.

(vi) “Registrable Securities” means (A) any shares of Common Stock issued pursuant to this Warrant, and (B) any equity securities of the Company issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (A) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, division, amalgamation, arrangement, consolidation or other reorganization; provided that, such securities will cease to be Registrable Securities upon the earliest to occur of (1) when they are sold pursuant to an effective Registration Statement under the Securities Act, or (2) when they become eligible for sale without restriction pursuant to Rule 144 (including Rule 144(c)).

(vii) “Registration Expenses” means all expenses incurred by the Company in complying with its obligations under this Section 18, including all registration, filing and listing fees, transfer agent fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.

(viii) “Registration Statement” means any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Warrant, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

(ix) “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

(x) “Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of financial advisors for the Holder and all similar commissions relating to the Holder’s disposition of Registrable Securities.

(b) Registration Rights. Subject to the terms and conditions of this Warrant and the Company’s receipt of information from the Holder that is required to be included in a Form S-3 regarding the Holder, the Company hereby agrees to prepare and file with the Commission (i) a Registration Statement or (ii) to the extent permitted by the rules and regulations of the Commission, a prospectus supplement in respect of an appropriate effective Registration Statement on Form S-3 in each case for the purpose of registering the resale of all of the Registrable Securities as soon as reasonably practicable, following the Issuance Date; provided that the Company may exclude the Registrable Securities of the Holder that has not complied with the provisions of this Section 18 or has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement. A draft of such Registration Statement or prospectus supplement shall be provided to the Holder and its counsel for their review and comment a reasonable time prior to its filing. The Company shall use commercially reasonable efforts to keep any Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of all Registrable Securities until the earlier of (A) the date on which all Registrable Securities covered by such Registration Statement have been sold and any required prospectus delivery period with respect to such sale shall have expired, and (B) the date on which all Registrable Securities covered by such Registration Statement may be sold without restriction pursuant to Rule 144 (including Rule 144(c)).

(c) Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Holder.

(d) Obligations of the Company.

(i) Unless otherwise agreed by the Holder and the Company in writing, the Company shall file a Registration Statement within 30 days of the Issuance Date; provided, however, that in the event that the Company would otherwise be required pursuant to this Section 18 to file more than two Registration Statements in any six month period (any such Registration Statement, an “Additional Registration Statement”), the Company may elect to file such Additional Registration Statement upon expiration of such six month period, rather than during such six month period.

(ii) The Company shall use commercially reasonable efforts to cause any such Registration Statement to become effective within 90 days of the Issuance Date; provided, however, that if such Registration Statement has not yet been declared effective by the Commission because the Commission’s review and comment process in respect thereof is ongoing, such date shall be automatically extended to the date that is within 120 days of such Issuance Date. The Company shall notify the Holder by e-mail as promptly as practicable after any such Registration Statement becomes effective or any prospectus or prospectus supplement has been filed and shall simultaneously provide the Holder with copies of any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(iii) The Company shall use commercially reasonable efforts to prepare and file with the Commission such amendments and supplements to the applicable Registration Statement and the prospectus or prospectus supplement used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; provided, however, that the Company shall have no obligation to amend any Registration Statement to give effect to any transfers effected by the Holder.

(iv) The Company shall use its commercially reasonable efforts to procure the cooperation of the Company’s transfer agent in settling any sale or transfer of Registrable Securities. The Company shall at all times provide a transfer agent and registrar with respect to the Common Stock.

(v) If requested by the Holder, the Company shall promptly include in a prospectus supplement or amendment such information as the Holder may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall have no obligation to file any prospectus supplement or amendment to give effect to any transfers effected by Holder.

(vi) The Company shall promptly notify the Holder who holds Registrable Securities at any time when a prospectus relating to the sale of Registrable Securities is required to be delivered under the Securities Act of the happening of any event, as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of the Holder of Registrable Securities promptly prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

(vii) The Company shall advise the Holder of Registrable Securities promptly after it shall receive notice or obtain knowledge thereof, of (A) the issuance of any stop order, injunction or other order or requirement by the Commission suspending the effectiveness of any Registration Statement or the initiation or threatening of any Proceeding for such purpose, (B) the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation or threat of initiation of any Proceedings for that purpose, and (C) the removal of any such stop order, injunction or other order or requirement or Proceeding or the lifting of any such suspension.

(viii) The Company shall use commercially reasonable efforts to prevent the issuance of any stop order, injunction or other order or requirement suspending the effectiveness of the Registration Statement and obtain as soon as practicable the withdrawal of any such stop order, injunction or other order or requirement that is issued.

(ix) Following the registration of the applicable Registrable Securities, the Company shall cooperate with the Holder to facilitate the timely preparation and delivery of certificates or book-entry forms (not bearing any restrictive legend) representing such Registrable Securities to be offered pursuant to any Registration Statement.

(e) Suspension of Sales. Upon receipt of written notice from the Company that a Registration Statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Company’s board of directors has determined in good faith that circumstances exist that make inadvisable use of such Registration Statement, prospectus or prospectus supplement, the Holder shall forthwith discontinue use of any such Registration Statement until the Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or the Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, the Holder shall deliver to the Company all copies, other than permanent file copies then in the Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities in use at the time of receipt of such notice. The total number of days that any such suspension described in this paragraph may be in effect in any 180-day period shall not exceed 30 Business Days.

(f) Obligations of the Holder. By accepting this Warrant and the consummation of the transactions contemplated hereby, the Holder agrees as follows:

(i) The Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 18(e) hereof, the Holder shall immediately discontinue use of such Registration Statement covering such Registrable Securities until the Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 18(e) hereof or receipt of notice that no supplement or amendment is required and that the Holder’s use of such Registration Statement may be resumed. The Company may provide appropriate stop orders to enforce the provisions of this Section 18(f).

(ii) The Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement filed by the Company pursuant to this Warrant.

(iii) The Holder covenants and agrees that it will notify the Company following the sale of Registrable Securities to a third party as promptly as reasonably practicable, and in any event within 10 days, following the sale of such Registrable Securities.

(iv) The Holder agrees that it will not effect any disposition or other transfer of the Registrable Securities that would constitute a sale within the meaning of the Securities Act other than transactions exempt from the registration requirements of the Securities Act or pursuant to, and as contemplated in, any Registration Statement, and that it will promptly notify the Company of any material changes in the information set forth in any such Registration Statement furnished by or regarding the Holder or its plan of distribution.

(g) Confidentiality. In the event the filing of any Registration Statement, prospectus or prospectus supplement is deferred pursuant to Section 18(e), or the Holder’s ability to trade is suspended pursuant to Section 18(e), by accepting this Warrant and the consummation of the transactions contemplated hereby, the Holder agrees to treat such information confidentially and to not make public such information.

(h) Furnishing Information.

(i) Promptly upon the Company’s request, the Holder shall deliver to the Company a fully completed and executed selling stockholder questionnaire, in the form provided to the Holder by the Company prior to the filing of the Registration Statement.

(ii) The Holder shall not use any free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto (“Rule 405”)) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(iii) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 18 that the Holder shall furnish to the Company such information regarding the Holder, the Registrable Securities held by the Holder and the intended method of disposition of such securities as shall be reasonably required to effect the registered offering of their Registrable Securities.

(i) Rule 144. With a view to making available the ability of the Holder to rely upon Rule 144, the Company shall, for so long as the Holder or any Permitted Transferee owns any Registrable Securities, (A) make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144, (B) use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act; and (C) furnish, unless otherwise available at no charge by access electronically to the Commission’s EDGAR filing system, to the Holder who holds Registrable Securities promptly upon request (1) a copy of the most recent annual or quarterly report of the Company, and (2) such other reports and documents of the Company so filed with the Commission as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

(j) Registration Statement Indemnification.

(i) The Company will indemnify and hold harmless each Holder Indemnitee against any and all losses, claims, damages, liabilities, costs and expenses (collectively, “Losses”) to which he may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, preliminary prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; and shall reimburse Holder Indemnitees for any actual and documented legal or other expenses reasonably incurred by them in connection with investigating or defending any such Losses; provided, however, that the Company shall not be required to provide indemnification pursuant to this Section 18(j)(i): (A) where the Losses are caused by or contained in any information furnished in writing to the Company by the Holder (or its representative) or approved by a the Holder (or its representative) expressly for use therein; (B) where the Losses are caused by the Holder’s failure to deliver a copy of such Registration Statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405) or any amendments or supplements thereto (if the same was required by applicable Law to be so delivered); or (C) where the Losses relate to offers or sales effected by or on behalf of the Holder “by means of” (as defined in Rule 159A under the Securities Act or any successor rule thereto) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company. This indemnity shall be in addition to any liability the Company may otherwise have.

(ii) The Holder will indemnify and hold harmless the Company, the Company’s directors, officers, agents, employees and legal counsel, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Affiliate who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) any of the foregoing Persons against all Losses resulting from (A) the Holder’s failure to comply with the prospectus delivery requirements of the Securities Act, or (B) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, preliminary prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is in writing and was either provided by the Holder (or its representative) or approved by the Holder (or its representative) expressly for use in any Registration Statement, prospectus, preliminary prospectus, free writing prospectus or amendment or supplement thereto; and shall reimburse such Persons for any actual and documented legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such Losses. This indemnity shall be in addition to any liability the Holder may otherwise have.

(k) Notwithstanding anything to the contrary herein, including with respect to the obligations of the Company set forth in Section 1 regarding the delivery of any Warrant Shares to the Holder or the registration obligations of the Company under this Section 18, the Holder hereby acknowledges and agrees that the Company shall be permitted, in its sole and absolute discretion, to satisfy such obligations by the delivery of Warrant Shares from any shares of Common Stock that are currently issued and outstanding and held by the Company or any of its Affiliates that have been previously registered for resale under an effective Registration Statement under the Securities Act, subject to any applicable transfer restrictions (whether contractual or under any applicable Law) and in compliance with applicable Law, including any requirements to deliver a prospectus supplement or other documentation to give effect to any such transfer by the Company or its Affiliates. If the Warrant Shares are delivered to the Holder out of such currently issued and outstanding Common Stock, the Holder and the Company shall cooperate to complete the transfer of such shares as promptly as reasonably practicable following the delivery of the applicable Exercise Notice.

[signature page follows]

IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

SCILEX HOLDING COMPANY

By:
Name: Jaisim Shah
Title: Chief Executive Officer and President

FSF 33433 LLC

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

SCILEX HOLDING COMPANY

The undersigned holder hereby elects to exercise the Warrant to Purchase Common Stock No. _______ (the “Warrant”) of Scilex Holding Company, a Delaware corporation (the “Company”) as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Aggregate Exercise Price shall be made in cash or via wire transfer of immediately available funds to the Company with respect to _____________ Warrant Shares.

2. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ shares of Common Stock in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __, Name of Registered Holder

By:
Name:
Title:

Tax ID:____________________________

E-mail Address:_____________________

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _________, 202_, from the Company and acknowledged and agreed to by _______________.

SCILEX HOLDING COMPANY

By:
Name:
Title:

EXHIBIT C

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature: _____________________

Holder’s Address: ______________________

Exhibit 10.1

COMMITMENT SIDE LETTER

FSF 33433 LLC

1811 Silverside Road

Wilmington, DE 19810

June 11, 2024

Scilex Holding Company

960 San Antonio Road

Palo Alto, CA 94303

Ladies and Gentlemen:

This letter agreement sets forth the commitment of FSF 33433 LLC, a Delaware limited liability company (“Lender”), to provide Scilex Holding Company, a Delaware corporation (the “Company”), a loan (the “Loan”) in the aggregate principal amount of $100,000,000, subject to the terms and conditions contained herein and to terms to be agreed in the Securities Purchase Agreement (as defined below). It is contemplated that, pursuant to a Securities Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Securities Purchase Agreement”) to be entered into by and between the Company and Lender on terms to be mutually agreed in good faith, Lender will provide the Loan in exchange for the issuance of certain secured promissory notes and the Initial Closing Warrant and Second Closing Warrant (each as defined below) by the Company. The Company and Lender are referred to in this letter agreement individually as a “Party” and collectively as the “Parties”.

1. Commitment. Lender hereby commits, subject to the terms and conditions set forth herein and in the Securities Purchase Agreement, to provide the Loan to the Company in immediately available funds in the aggregate principal amount of $100,000,000 (the “Commitment Amount”) payable as follows: (i) $85 million (such amount, the “Initial Funding Amount”) (inclusive of the amount previously funded as the Deposit) no later than the date that is 70 days following the date on which the Company receives the Deposit (as defined below) (the “Outside Date” and the funding of the initial $85 million on or prior to the Outside Date, the “Initial Closing”)), and (ii) the remaining $15 million within 60 days following the Initial Closing (the funding of the second $15 million within 60 days following the Initial Closing, the “Second Closing”). The funds received in connection with the Commitment Amount hereunder shall be evidenced by a Senior Secured Promissory Note (in addition to other Security Agreements), which shall have a maturity date of five (5) years after the date of such note, and shall bear interest, payable quarterly in arrears, in an amount equal to the Secured Applicable Interest Amount for such period (based on the actual number of days elapsed) while principal is outstanding (except that if Lender advances the full $100 million Loan, then the amount set forth in clause (a)(i)(A) of the definition of Secured Applicable Interest Amount shall be payable quarterly for a minimum of two (2) years after the Initial Closing regardless of whether the principal remains outstanding during such period).

In consideration of the terms set forth herein, Lender hereby agrees to fund a deposit in the amount of $10,000,000 (the “Deposit”) no later than June 11, 2024 in immediately available funds in accordance with the wire instructions provided by the Company to Lender. Lender agrees that such Deposit shall be non-refundable under any circumstances whatsoever. In the event that the Company and Lender enter into definitive documents for the Loan and the Initial Funding Amount of the Loan is funded in full on or before the Outside Date, the amount of the Deposit shall be credited against the initial $85 million required to be funded by Lender under the Loan at the Initial Closing. Any interest that accrues on the Deposit shall be for the sole and separate account of the Company.

Lender and the Company hereby agree that upon the Company’s receipt of the Deposit, the Company shall issue to Lender a warrant to purchase up to an aggregate of 3,250,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) (subject to adjustment for any stock dividend, stock split, reverse stock split or similar transaction), which shall have an exercise price equal to 110% of the closing price of the Common Stock on the Nasdaq Capital Market on the date that is two Trading Days prior to the date on which the Company has received the Deposit (rounded up to the nearest whole cent) (the “Deposit Warrant” and such exercise price, the “Warrant Exercise Price”). Additionally, the Deposit shall automatically convert into an unsecured loan on the first day after the Outside Date should the Initial Closing fail to occur by the Outside Date. Within five (5) days after such automatic conversion occurs, the Company is required to issue a promissory note to the Lender to evidence such unsecured loan, which note shall be unsecured, shall have a maturity date of five (5) years after the date of such note, shall be prepayable without premium or penalty, shall be contractually subordinated in right of payment to any outstanding amounts owed to Oramed Pharmaceuticals Inc., a Delaware corporation (“Oramed”), pursuant to the debt provided by Oramed to the Company and all other related payment obligations, if any, pursuant to an agreement signed by Lender and Oramed, and shall bear interest, payable quarterly in arrears, in an amount equal to the Unsecured Applicable Interest Amount for such period (based on the actual number of days elapsed) while principal is outstanding. The note shall only include other terms deemed reasonably necessary by each Party. Lender hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act of 1933, as amended, and acknowledges and agrees to provide, as a condition to the delivery of the Deposit Warrant, any further representations and warranties or other information as the Company may reasonably request regarding such status and related matters in connection with the issuance of the Deposit Warrant. For purposes of this letter agreement, “Trading Day” means a day on which the principal Trading Market is open for trading and “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

In consideration for the commitment by Lender under this letter agreement and subject to the receipt of the Deposit in immediately available funds on the date of this letter agreement, the Company agrees that, if the Company and Lender enter into definitive documents for the Loan on or before the Outside Date, the Company will issue to Lender (i) at the Initial Closing, a warrant

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to purchase up to an aggregate of 24,375,000 shares (subject to adjustment for any stock dividend, stock split, reverse stock split or similar transaction) of Common Stock (the “Initial Closing Warrant”), and (ii) at the Second Closing, a warrant to purchase up to an aggregate of 4,875,000 shares (subject to adjustment for any stock dividend, stock split, reverse stock split or similar transaction) of Common Stock (the “Second Closing Warrant” and together with the Initial Closing Warrant, the “Warrants”). The exercise price of the Warrants shall be the Warrant Exercise Price. For the avoidance of doubt, in no event shall the Company be required to issue Lender warrants to purchase more than an aggregate of 32,500,000 shares (subject to adjustment for any stock dividend, stock split, reverse stock split or similar transaction) of Common Stock.

2. Enforceability. This letter agreement may be enforced by both the Company and the Lender.

3. No Modification; Entire Agreement. No provision of this letter agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and Lender. This letter agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. This letter agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. No transfer or assignment of any rights or obligations hereunder shall be permitted without the written consent of the Company and Lender. Any transfer or assignment in violation of the preceding sentence shall be null and void.

4. Governing Law; Jurisdiction; Venue. All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this letter agreement (whether brought against a Party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the federal courts located in New York, New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any legal action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such legal action, suit or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such legal action, suit or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this letter agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by Law. If any party shall commence a legal action, suit or proceeding to enforce any provisions of this letter agreement, the prevailing party in such legal action, suit or proceeding shall be reimbursed by the non-prevailing party for

3

its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such legal action, suit or proceeding.

5. Waiver of Jury Trial. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

6. Counterparts. This letter agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

7. No Third Party Beneficiaries. This letter agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

8. Termination. The obligations of Lender and the Company under this letter agreement will terminate automatically and immediately without further notice or action upon the earliest to occur of (a) failure of Lender to deliver the Deposit to the Company on or prior to June 11, 2024, (b) the Outside Date.

* * * * *

[Signature Page Follows]

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FSF 33433 LLC

By:	/s/ Abe Goldberger
Name:	Abe Goldberger
Title:
Date:	June 11, 2024

[Signature Page to Commitment Side Letter]

Agreed to and accepted:

Scilex Holding Company

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer & President
Date:	June 11, 2024

Annex 1

Certain Definitions

“Unsecured Applicable Interest Amount” means, for any measurement period, an amount equal to the greater of (a) the result of (i) two percent (2%) of Net Sales for such period multiplied by (ii) the result of (A) before the second anniversary of the funding date of the Deposit, one (1), or (B) from and after the second anniversary of the funding date of the Deposit, (y) the average daily balance of the outstanding principal amount of the note during such period divided by (z) $10,000,000, or (b) an amount equal to twelve percent (12%) per annum multiplied by the daily balance of the outstanding principal amount of the note during such period computed for this clause (b) on the basis of a 365 day year for the actual number of days elapsed during such period.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Net Sales” means the total cash consideration actually received by the Company or any of its Subsidiaries (other than amounts paid by the Company or another Subsidiary of the Company) from an arms-length, final commercial sale by the Company or any of its Subsidiaries to an unaffiliated third party of a Royalty-Bearing Product, less the following discounts to the extent permitted and taken in accordance with GAAP:

(a)	normal and customary rebates, quantity, trade and cash discounts, and other usual and customary discounts, including re-procurement and back-order charges actually allowed and taken;

(b)

charge-backs and rebates actually granted to customers, including managed health care organizations or to national, state or local governments, their respective agencies, purchasers or reimbursers, adjustments arising from consumer discount programs, co-pay assistance programs or other similar programs;

(c)	retroactive price reductions, credits or allowances actually granted or made for rejection of or return of previously sold Royalty-Bearing Products, including for recalls or damaged goods;

(d)	customary fees paid to distributors, including group purchasing organizations;

(e)	sales credits accrued, including price protection, shelf stock adjustments, adjustments for uncollectible accounts and other similar and customary deductions;

(f)

customary sales taxes, excise taxes, use taxes, import/export duties or other governmental charges actually levied on or measured by the billing amount for such Royalty-Bearing Product, including value-added taxes; and

(g)	other deductions taken in the ordinary course of business in accordance with GAAP.

Transfers or dispositions of a Royalty-Bearing Product as free for promotional samples in commercially reasonable amounts consistent with prevailing industry standards and Royalty-Bearing Products used in non-commercial research or development activities, compassionate use, indigent programs, investigator-initiated trials or on a named patient basis shall be disregarded in determining Net Sales.

“Royalty-Bearing Product” means all commercial, proprietary products of the Company and its Subsidiaries sold anywhere in the world.

“Secured Applicable Interest Amount” means, for any measurement period, an amount equal to the greater of (a) the result of (i) if the entire $100 million of the Loan has been funded in full by Lender, then for the period before the second anniversary of the funding date of the Initial Closing, (A) twenty percent (20%) of Net Sales for such two-year period, and thereafter, during any period from and after the second anniversary of the funding date of the Initial Closing, the amount set forth in in the following clause (B), or (B) if less than $100 million of the Loan has been funded by Lender, at any time, or during any period from and after the second anniversary of the funding date of the Initial Closing, (x) two percent (2%) of Net Sales for such period multiplied by (y) the average daily balance of the outstanding principal amount of the note during such period divided by (z) $10,000,000, or (b) an amount equal to twelve percent (12%) per annum multiplied by the daily balance of the outstanding principal amount of the note during such period computed for this clause (b) on the basis of a 365 day year for the actual number of days elapsed during such period.

“Subsidiary” or “subsidiary”, where applicable, each means any wholly-owned subsidiary of the Company on the date hereof and shall, where applicable, include any direct or indirect subsidiary of the Company formed or acquired after the date hereof; provided however, Semnur Pharmaceuticals, Inc. shall not be treated as a Subsidiary or a subsidiary under this letter agreement.